Exhibit 8.1



                                 March 20, 1998



IMC Securities, Inc.
5901 East Fowler Avenue
Tampa, FL 33617-2362


         Re:      IMC Securities Inc.
                  Home Equity Loan Asset Backed Certificates
                  Home Equity Loan Asset Backed Notes
                  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to IMC Securities Inc. in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Home Equity Loan Asset Backed Certificates (the "Certificates") and Home Equity Loan Asset Backed Notes (the "Notes") which you plan to offer in series. Our opinions formed the basis for the description of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" of the applicable prospectus supplement contained in the Registration Statement. Assuming issuance of Certificates of a series and assuming the federal income tax characterization of those Certificates as REMIC interests, FASIT interests, standard interests, stripped interests or partnership interests at that time, we confirm that the description under "Federal Income Tax Consequences" in the prospectus of the federal income tax consequences with respect to a series of Certificates presents our opinion of the material tax issues relating to an investment in those Certificates. Assuming issuance of Notes as indebtedness at that time, we confirm that the description under "Federal Income Tax Consequences" in the prospectus of the federal income tax consequences with respect to a series of Notes presents our opinion of the material tax issues relating to an investment in those Notes.

     We hereby consent to the filing of this letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm in the Registration Statement and related prospectus supplement under the heading "Federal Income Tax Consequences."

                                            Very truly yours,

                                            /s/ Arter & Hadden LLP
                                            ----------------------
                                            Arter & Hadden LLP